Exhibit 99.2

CytoSorbents Corporation Announces Proposed $40 Million Public Offering of Common Stock

MONMOUTH JUNCTION, N.J., July 20, 2020 (PR Newswire) – CytoSorbents Corporation (Nasdaq: CTSO) (the “Company”) a critical care immunotherapy leader commercializing its CytoSorb® blood purification technology to treat cytokine storm and deadly inflammation in critically-ill and cardiac surgery patients around the world, today announced that it has commenced a $40 million underwritten public offering of its common stock. The Company intends to grant the underwriters of the offering a 30-day option to purchase up to an additional 15 percent of the number of shares of common stock sold in connection with the offering. The proposed offering is subject to market and other customary conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

The Company intends to use the net proceeds from this offering for general corporate purposes, including an expansion of the Company’s manufacturing, R&D and administrative offices, to fund clinical studies in the United States and abroad, support its sales and marketing efforts and further develop its products.

Cowen and SVB Leerink are acting as joint book-running managers of the proposed offering.

The securities described above are being offered by the Company pursuant to a “shelf” registration statement on Form S-3 (File No. 333-226372) previously filed with the Securities and Exchange Commission (the “SEC”) on July 26, 2018, amended on August 3, 2018, and declared effective by the SEC on August 7, 2018. The offering will be made only by means of a written prospectus and a prospectus supplement that form a part of the registration statement. The preliminary prospectus supplement and the accompanying prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. Electronic copies of the preliminary prospectus supplement and the accompanying prospectus relating to the offering may be obtained, when available, from Cowen and Company, LLC, Attn: Prospectus Department, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, Attn: Prospectus Department, by email at PostSaleManualRequests@broadridge.com, or by telephone at (833) 297-2926; or from SVB Leerink LLC, Attention: Syndicate Department, One Federal Street, 37th Floor, Boston, MA 02110, or by telephone at (800) 808-7525, ext. 6218, or by email at syndicate@svbleerink.com.

Before investing in the offering, you should read in their entirety the preliminary prospectus supplement and its accompanying prospectus filed with the SEC, and the other documents that the Company has filed with the SEC that are incorporated by reference in the preliminary prospectus supplement and its accompanying prospectus, which will provide more information about the Company and the offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About CytoSorbents Corporation (NASDAQ: CTSO)

CytoSorbents Corporation is a leader in critical care immunotherapy, specializing in blood purification. Its flagship product, CytoSorb® is approved in the European Union with distribution in 65 countries around the world, as an extracorporeal cytokine adsorber designed to reduce the “cytokine storm” or “cytokine release syndrome” that could otherwise cause massive inflammation, organ failure and death in common critical illnesses. These are conditions where the risk of death is extremely high, yet no effective treatments exist. CytoSorb® has been used in more than 98,000 human treatments to date. CytoSorb has received CE-Mark label expansions for the removal of bilirubin (liver disease), myoglobin (trauma), and both ticagrelor and rivaroxaban during cardiothoracic surgery. CytoSorb has also received FDA Emergency Use Authorization in the United States for use in critically-ill COVID-19 patients with imminent or confirmed respiratory failure, in defined circumstances. CytoSorb has also been granted FDA Breakthrough Designation for the removal of ticagrelor in a cardiopulmonary bypass circuit during emergent and urgent cardiothoracic surgery. CytoSorbents’ purification technologies are based on biocompatible, highly porous polymer beads that can actively remove toxic substances from blood and other bodily fluids by pore capture and surface adsorption. Its technologies have received non-dilutive grant, contract, and other funding of approximately $33 million from DARPA, the U.S. Army, the U.S. Department of Health and Human Services, the National Institutes of Health (NIH), National Heart, Lung, and Blood Institute (NHLBI), U.S. Special Operations Command (SOCOM), the U.S. Army, U.S. Special Operations Command (USSOCOM), the U.S. Air Force, Air Force Material Command (USAF/AFMC) and others. The Company has numerous products under development based upon this unique blood purification technology protected by many issued U.S. and international patents and multiple applications pending, including CytoSorb-XL™, HemoDefend™, VetResQ™, K+ontrol™, ContrastSorb, DrugSorb, and others.

Forward-Looking Statements

This press release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about the timing and size of our proposed public offering and our expectations with respect to granting the underwriters a 30-day option to purchase additional shares of our common stock, the use of proceeds of the offering and other plans, objectives, representations and contentions and are not historical facts and typically are identified by use of terms such as “may,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue” and similar words, although some forward-looking statements are expressed differently. You should be aware that the forward-looking statements in this press release represent management’s current judgment and expectations, but our actual results, events and performance could differ materially from those in the forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to, the risks discussed in our Annual Report on Form 10-K, filed with the SEC on March 5, 2020, as updated by the risks reported in our Quarterly Reports on Form 10-Q, and in the press releases and other communications to shareholders issued by us from time to time which attempt to advise interested parties of the risks and factors which may affect our business. We caution you not to place undue reliance upon any such forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, other than as required under the Federal securities laws.